UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004 (July 15, 2004)

HARRAH’S ENTERTAINMENT, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE	1-10410	62-1411755
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

ONE HARRAH’S COURT
LAS VEGAS, NEVADA	89119
(Address of Principal Executive Offices)	(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 15, 2004, the Registrant issued a press release announcing that its Board of Directors had declared a cash dividend of $.33 per share for every issued and outstanding share of common stock, to be paid on August 25, 2004 to stockholders of record at the close of business on August 11, 2004.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	(c)	Exhibits

		99.1	Text of press release, dated July 15, 2004, of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	July 16, 2004	By:	/s/ STEPHEN H. BRAMMELL
			Name:	Stephen H. Brammell
			Title:	Senior Vice President, General Counsel,
and Corporate Secretary